UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2022

Twin Vee PowerCats Co.

(Exact name of registrant as specified in its charter)

Delaware	001-40623	27-1417610
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3101 S. US-1
Ft. Pierce, Florida 34982

(Address of principal executive offices)

(772) 429-2525

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	VEEE	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Forza X1 and OneWater Agreement

On August 17, 2022, Forza X1, Inc. (“Forza X1”), a subsidiary of Twin Vee PowerCats Co. (the “Company”), entered into an agreement (the “OneWater Agreement”) with OneWater Marine, Inc. (“One Water”) to establish Forza X1 customer experience and service centers in OneWater’s current and future locations and other strategic locations across the United States pursuant to which OneWater will be the sole dealer distributing Forza X1 products and OneWater’s retail locations may be used as potential delivery points for customers to pick up their Forza X1 products. Forza X1 retained the right to sell its products directly to customers. The OneWater Agreement has a term of five years but may be terminated by either party for breach upon thirty days’ notice and without cause upon three months’ notice.

The foregoing description of the OneWater Agreement does not purport to be complete and is qualified in its entirety by reference to a copy of the OneWater Agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein in reference.

Item 8.01. Other Events.

On August 18, 2022, Forza X1 issued a press release announcing the OneWater Agreement, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
1.1	Forza and OneWater Agreement, dated August 17, 2022, by and between Forza X1, Inc. and OneWater Marine, Inc.
99.1	Press Release issued by Forza X1, Inc, dated August 18, 2022
104	Cover Page Interactive Data File (embedded with the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2022	Twin Vee Powercats Co. (Registrant)

	By:	/s/ Joseph Visconti
	Name:	Joseph Visconti
	Title:	Chief Executive Officer and President